UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

CENTRAL FEDERAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2923 Smith Road, Fairlawn, Ohio	44333
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-7979

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On September 10, 2009, the Company became aware of the deterioration in financial condition of a significant loan customer. On September 15, 2009, after a preliminary evaluation of the loan’s collateral, management determined that a pre-tax charge of approximately $3.5 million will be incurred during the quarter ending September 30, 2009 to reflect the write off of the loan balance.

The $3.5 million pre-tax charge reduces management’s near term estimates of future taxable income and reduces the amount of the deferred tax asset considered realizable. Deferred tax assets totaled $2.1 million at June 30, 2009, and the loan write off will result in an increase of approximately $1.2 million in the deferred tax asset at September 30, 2009. The Company expects to record a valuation allowance for the total amount of the deferred tax asset at September 30, 2009.

Management expects that CFBank will remain well-capitalized for regulatory purposes at September 30, 2009, notwithstanding the charge and valuation allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: September 21, 2009	By:	/s/ Therese Ann Liutkus

Therese Ann Liutkus, CPA Treasurer and Chief Financial Officer